Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of The Parking REIT, Inc. on Form S-11 (File No. 333-205893) of our report dated March 5, 2019 with respect to our audits of the consolidated financial statements of The Parking REIT, Inc. as of December 31, 2018 and 2017, and for each of the two years in the period ended December 31, 2018, which report is included in the Annual Report on Form 10-K of The Parking, Inc. filed with the Securities and Exchange Commission.

/s/ RBSM LLP

New York, NY
March 5, 2019